Exhibit 99.1


August 13, 2001

FROM:                                         FOR:
Padilla Speer Beardsley Inc.                  Donaldson Company, Inc.
224 Franklin Avenue West                      P.O. Box 1299
Minneapolis, Minnesota  55404                 Minneapolis, Minnesota  55440
                                                       (NYSE: DCI)

Chris Bauer                                   Rich Sheffer
(612) 871-8877                                (952) 887-3753

FOR IMMEDIATE RELEASE


             DONALDSON COMPANY, INC. PROJECTS FOURTH-QUARTER RESULTS
                            WILL EXCEED EXPECTATIONS

         MINNEAPOLIS, Aug. 13 -- Donaldson Company, Inc. (NYSE:DCI) announced today that preliminary revenues for its fiscal fourth quarter ended July 31, 2001 were up approximately 10 percent from third quarter's $269.7 million, well above expectations.
         "As discussed in our fiscal third-quarter earnings announcement, we were expecting very strong gas turbine shipments in the fourth quarter due to its exceptionally strong 90-day backlog," said Bill Van Dyke, chairman, president and chief executive officer. "I'm pleased to announce that we were able to surpass those high expectations through our ability to deliver gas turbine systems where and when our customers need them. In addition, we experienced stronger-than-expected operating results in Europe and had a full quarter's benefit from the cost reduction initiatives taken during the third quarter. As a result, we are optimistic that our earnings per share for the fourth quarter will significantly exceed the investment community's expectations."
         The company will report its fiscal fourth-quarter results after market close on August 28, 2001. The company will host a conference call for analysts at 4:00 p.m. CDT, and will provide a live Webcast of the call. Details regarding the conference call and the Webcast will be issued shortly.
         Donaldson Company, Inc., headquartered in Minneapolis, Minn., is a leading worldwide provider of filtration systems and replacement parts. Founded in 1915, Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the industrial and


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Donaldson Company, Inc.
August 13, 2001
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engine markets
including dust collection, power generation, specialty filtration, off-road equipment, trucks, and automotive. More than 8,400 employees contribute to the company's success at roughly 40 manufacturing locations around the world. In fiscal year 2000, Donaldson reported record sales of more than $1 billion and achieved its eleventh consecutive year of double-digit earnings growth. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the New York Stock Exchange under the symbol DCI. Additional company information is available at www.donaldson.com.

         Statements that Donaldson Company, Inc. may publish, including those in this announcement, that are not strictly historical are "forward-looking statements" made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause actual results and corporate developments to differ materially from those expected, including those risks described in the Company's SEC filings, including quarterly reports on Form 10-Q, annual reports on Form 10-K and reports on Form 8-K. New factors emerge from time-to-time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to the Company's views as of the date that the statement is made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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